UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act
Date of Report:  June 1, 2011
(Date of Earliest Event Reported)

Akorn, Inc.
(Exact Name of Registrant as Specified in its Charter)

Louisiana	001-32360	72-0717400
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1925 W. Field Court, Suite 300
Lake Forest, Illinois  60045
(Address of principal executive offices)

(847) 279-6100
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

[ ] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

On June 1, 2011, Akorn, Inc. (the “Company”) entered into an indenture with Wells Fargo Bank, National Association, as trustee (the “Indenture”), in connection with the closing of its offering of $120 million in aggregate principal amount of the Company’s 3.50% Convertible Senior Notes due 2016 (the “Notes”), which includes $20 million in aggregate principal amount of Notes issued in connection with the full exercise by the initial purchasers of the Notes (the “Initial Purchasers”) of their over-allotment option.  The Notes are governed by the Indenture. A copy of the Indenture and the form of Note, which is attached as Exhibit A to the Indenture, is included as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference. The descriptions of the Indenture and of the Notes contained herein are summaries and, in each case, are qualified in their entirety by the terms of the Indenture and the form of Note.

The Notes bear interest at a rate of 3.50% per year, payable semiannually in arrears on June 1 and December 1 of each year, beginning on December 1, 2011. The Notes will mature on June 1, 2016 unless earlier repurchased or converted.

Holders of the Notes may surrender all or any portion of their Notes for conversion at any time prior to the close of business on the business day immediately preceding December 1, 2015 only under the following circumstances: (1) during any calendar quarter commencing after the calendar quarter ending on September 30, 2011, if the closing sale price of the Company’s common stock, for at least 20 trading days (whether or not consecutive) in the period of 30 consecutive trading days ending on the last trading day of the calendar quarter immediately preceding the calendar quarter in which the conversion occurs, is more than 130% of the conversion price of the Notes in effect on each applicable trading day; (2) during the five consecutive trading-day period following any five consecutive trading-day period in which the trading price for the Notes per $1,000 principal amount of Notes for each such trading day was less than 98% of the closing sale price of the Company’s common stock on such date multiplied by the then-current conversion rate; or (3) upon the occurrence of specified corporate events.  On or after December 1, 2015 until the close of business on the business day immediately preceding the stated maturity date, holders may surrender all or any portion of their Notes for conversion at any time, regardless of the foregoing circumstances.  Upon conversion, the Company will pay or deliver, at the Company’s option, cash, shares of the Company’s common stock, or a combination thereof.

The initial conversion price of the Notes is $8.76 per share of the Company’s common stock, which is equivalent to an initial conversion rate of approximately 114.1553 shares of the Company’s common stock per $1,000 principal amount of Notes. The conversion price is subject to adjustment for certain events described in the Indenture. In addition, following certain corporate transactions (as described in the Indenture) that occur on or prior to the maturity date, the Company will increase the conversion rate, which will decrease the conversion price for a holder that elects to convert its Notes in connection with such a corporate transaction.

The Company may not redeem the Notes prior to the maturity date.  If a fundamental change (as defined in the Indenture) occurs prior to the stated maturity date, holders may require the Company to purchase for cash all or a portion of their Notes at a fundamental change purchase price equal to 100% of the principal amount of the Notes to be purchased, plus accrued and unpaid interest to, but excluding, the fundamental change purchase date.

The Indenture provides for customary events of default (subject in certain cases to grace and cure periods), including, without limitation: nonpayments; failure to pay or deliver, as the case may be, the consideration due upon conversion of any Note; payment defaults or acceleration of other indebtedness; failure to pay certain judgments; and certain events of bankruptcy, insolvency or reorganization. An event of default under the Indenture (other than an event of default related to certain events of bankruptcy, insolvency or reorganization) will allow either the trustee or the holders of at least 25% in aggregate principal amount of the then outstanding Notes to cause the acceleration of the principal amount of the Notes.  An event of default related to certain events of bankruptcy, insolvency or reorganization will automatically cause the acceleration of the principal amount of the Notes.

The Company estimates that the net proceeds from the sale of the Notes will be approximately $115.3 million, after deducting the Initial Purchasers’ discount and estimated offering expenses payable by the Company. The Company intends to use the net proceeds from the sale of the Notes for general corporate purposes, including potential future acquisitions and strategic transactions.  The Company has no pending agreement or understanding with respect to any such acquisition or transaction.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02  Unregistered Sales of Equity Securities

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

The Company offered and sold the Notes to the Initial Purchasers in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”). The Initial Purchasers may resell the Notes to qualified institutional buyers pursuant to the exemption from registration provided by Rule 144A under the Securities Act. The Company relied on these exemptions from registration based in part on representations made by the Initial Purchasers in the purchase agreement for the offering of the Notes. The Notes are convertible into shares of the Company’s common stock, cash, or a combination thereof as described above.  To the extent that any shares of common stock are issued upon conversion of the Notes, they will be issued in transactions anticipated to be exempt from registration under the Securities Act by virtue of Section 3(a)(9) thereof, because no commission or other remuneration is expected to be paid in connection with conversion of the Notes and issuance of such shares of common stock.

The Notes and any common stock issuable upon conversion of the Notes have not been registered under the Securities Act or applicable state securities laws, and may not be offered or sold in the United States without registration or an applicable exemption from registration requirements.  The Company does not intend to file a registration statement for the resale of the Notes or the common stock issuable upon conversion of the Notes, if any.

Item 8.01  Other Events

On June 1, 2011, the Company issued a press release announcing the closing of its offering of the Notes. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits

(d)  Exhibits

The following Exhibits are filed as a part of this Current Report on Form 8-K:

Exhibit No.	Description

4.1
Indenture dated as of June 1, 2011 by and between the Company and Wells Fargo Bank, National Association, as trustee, including the form of 3.50% Convertible Senior Note due 2016 (included as Exhibit A to the Indenture).

99.1	Press Release dated June 1, 2011 announcing the closing of the Company’s offering of convertible senior notes due 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Akorn, Inc.

By:	/s/	Timothy A. Dick
Timothy A. Dick
Chief Financial Officer

Date:  June 2, 2011